Exhibit 4.3

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of                  , 2014 by and among Ladder Capital Corp, a Delaware corporation (the “Company”), Ladder Capital Finance Holdings LLLP (f/k/a Ladder Capital Finance Holdings LLC), a Delaware limited liability limited partnership (“Holdings”), and each of the Ladder Investors (as herein defined).

WHEREAS, reference is hereby made to that certain Registration Rights Agreement, dated as of September 22, 2008 (the “Original RRA”), by and among (i) Holdings, (ii) TI II Ladder Holdings, LLC, a Delaware limited liability company (“TowerBrook Holdings”), and TCP Ladder Blocker, Inc., a Delaware corporation (“TCP Blocker Corporation”), (iii) GI Ladder Holdco LLC, a Delaware limited liability company (“GI Partners Holdco”), GI Ladder Holdco ECI Blocker, Inc., a Delaware corporation (“GI ECI Blocker Corp”), and GI Ladder Holdco UBTI Blocker, Inc., a Delaware corporation (“GI UBTI Blocker Corp”), (iv) Meridian LCF LLC, a Delaware limited liability company (“Meridian LCF”), (v) OCP LCF Investment, Inc. (“OMERS Blocker”), (vi) the Betsy A. Harris 2012 Family Trust (“Harris Trust”), (vii) Christina Mazzei and Caroline Mazzei Irrevocable Trust Dated 9/3/2009 (“Mazzei Trust”) and Michael Mazzei (“Mazzei”) and (viii) GP09 Ladder Holdings, Inc. (as assignee of GP09 Ladder Limited Partnership) (“AIMCo Blocker”);

WHEREAS, reference is hereby made to that certain Registration Rights Agreement, dated as of August 9, 2011 (the “Second RRA”), by and between Holdings and AIMCo Blocker;

WHEREAS, on                  , 2014, Holdings, the Company and Ladder Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), entered into an Agreement of Merger (the “Merger Agreement”) in connection with the initial public offering (the “Ladder IPO”) by the Company of Class A Shares (as herein defined), pursuant to which, as of the date hereof, Merger Sub has merged (the “Merger”) into Holdings, with Holdings as the surviving entity;

WHEREAS, as of the date hereof, the Ladder IPO has been completed;

WHEREAS, reference is hereby made to the Amended and Restated Limited Liability Limited Partnership Agreement of Holdings, dated as of the date hereof, as may be amended and/or restated from time to time (the “LLLP Agreement”);

WHEREAS, as a result of the completion of the Merger and the Ladder IPO, as of the date hereof (i) the Company is the general partner of Holdings, (ii) the Company and certain direct or indirect wholly-owned subsidiaries of the Company own certain of Holdings’ issued and outstanding LP Units (as such term is defined in the LLLP Agreement) (“LP Units”) and (iii) the Exchangeable Limited Partners (as such term is defined in the LLLP Agreement) (the “Exchangeable Limited Partners”) own the remaining issued and outstanding LP Units;

WHEREAS, as a result of the transactions contemplated by certain applicable Blocker Corporation Agreements (as such term is defined in the Merger Agreement), as of the date hereof, (i) TowerBrook Investors II AIV, L.P. (“TowerBrook AIV”) has become the owner of Class A Shares, and TCP Blocker Corporation has become a wholly-owned subsidiary of the Company, (ii) GI Partners Fund III-A L.P. (“GI UBTI Fund”) has become the owner of Class A Shares, and GI UBTI Blocker Corp has become a wholly-owned subsidiary of the Company, (iii) GI Partners Fund III-B L.P. (“GI Offshore Fund”) has become the owner of Class A Shares, and GI ECI Blocker Corp has become a wholly-owned subsidiary of the Company, (iv) OCP LCF Holdings Inc. (“OMERS Entity”) has become the owner of Class A Shares, and OMERS Blocker has become a wholly-owned subsidiary of the Company, and (v) each of GP09 GV Ladder Capital Ltd., GP09 PX Ladder Capital Ltd. and GP09 PX (LAPP) Ladder Capital Ltd. (collectively, the “AIMCo Entities”) has become the owner of Class A Shares, and AIMCo Blocker has become a wholly-owned subsidiary of the Company; accordingly, each of TowerBrook AIV, GI UBTI Fund, GI Offshore Fund, OMERS Entity and the AIMCo Entities, as a holder of Class A Shares, are entering into this Agreement, rather than TCP Blocker Corporation, GI UBTI Blocker Corp, GI ECI Blocker Corp, OMERS Blocker and AIMCo Blocker, each of which are not a party to, and have no rights or obligations with respect to, this Agreement;

WHEREAS, as a result of the transactions contemplated by certain applicable Blocker Corporation Agreements (as such term is defined in the Merger Agreement), as of the date hereof, each of the Persons that have signed this Agreement as of the date hereof as an “Other BC Investor” (as indicated on the signature pages to this Agreement) (collectively, the “Other BC Investors”) has become the owner of Class A Shares as of the date hereof;

WHEREAS, the parties entering into this Agreement as of the date hereof desire to amend and restate the Original RRA and the Second RRA in their entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings.

“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). With respect to any Person who is an individual, “Affiliates” shall also include any member of such individual’s Family Group.

“AIMCo Investors” means, collectively, each AIMCo Entity and any Affiliate of any AIMCo Entity to the extent such Affiliate becomes the owner after the date hereof of any Class A Shares and/or LP Units and becomes a party to this Agreement as an “AIMCo Investor” pursuant to Section 12(j) hereof.

“AIMCo Majority Holders” means, as of any time, the AIMCo Investor(s) that are deemed to hold a majority of the number of RRA Deemed Shares that are then deemed held by all of the AIMCo Investors at such time.

“AIMCo Registrable Shares” means all Class A Shares owned by, or issuable to (including, without limitation, Class A Shares that are issuable by means of an exchange of LP Units and Class B Shares by an AIMCo Investor pursuant to the terms of the LLLP Agreement), any AIMCo Investor. As to any particular AIMCo Registrable Shares that are Class A Shares, such Class A Shares shall cease to be AIMCo Registrable Shares for purposes of this Agreement when such Class A Shares have been sold pursuant to an offering registered under the Securities Act or sold in compliance with Rule 144.

“Automatic Shelf Registration Statement” means a registration statement filed on Form S-3 (or successor form or other appropriate form under the Securities Act) by a WKSI pursuant to General Instruction I.D. or I.C. (or other successor or appropriate instruction) of such forms, respectively.

“Class A Shares” means shares of the Company’s Class A Common Stock, par value $0.001 per share.

“Class B Shares” means shares of the Company’s Class B Common Stock, no par value per share.

“Company Notice” has the meaning set forth in Section 3(a).

“Demand Registrations” has the meaning set forth in Section 3(a).

“Demand Request” has the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Family Group” means, with respect to any Person who is an individual, (i) such Person’s spouse, siblings, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “relatives”), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person’s relatives or (iii) any limited partnership, limited liability company or corporation the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are limited to such Person and such Person’s relatives.

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 promulgated under the Securities Act.

“GI Investors” means, collectively, GI Holdco, GI UBTI Fund, GI Offshore Fund, and any other private equity fund or investment vehicle advised, managed by or controlled by GI International L.P. or one of its Affiliates that becomes the owner after the date hereof of any Class A Shares and/or LP Units and becomes a party to this Agreement as a “GI Investor” pursuant to Section 12(j) hereof.

“GI Majority Holders” means, as of any time, the GI Investor(s) that are deemed to hold a majority of the number of RRA Deemed Shares that are then deemed held by all of the GI Investors at such time.

“GI Registrable Shares” means all Class A Shares owned by, or issuable to (including, without limitation, Class A Shares that are issuable by means of an exchange of LP Units and Class B Shares by a GI Investor pursuant to the terms of the LLLP Agreement), any GI Investor. As to any particular GI Registrable Shares that are Class A Shares, such Class A Shares shall cease to be GI Registrable Shares for purposes of this Agreement when such Class A Shares have been sold pursuant to an offering registered under the Securities Act or sold in compliance with Rule 144.

“Harris Investors” means, collectively, Harris Trust, Brian Harris and any Affiliate of Harris Trust or Brian Harris to the extent Brian Harris or any such Affiliate becomes the owner after the date hereof of any Class A Shares and/or LP Units and becomes a party to this Agreement as a “Harris Investor” pursuant to Section 12(j) hereof.

“Harris Majority Holders” means, as of any time, the Harris Investor(s) that are deemed to hold a majority of the number of RRA Deemed Shares that are then deemed held by all of the Harris Investors at such time.

“Harris Registrable Shares” means all fully vested Class A Shares owned by, or issuable to (including, without limitation, Class A Shares that are issuable by means of an exchange of LP Units and Class B Shares by a Harris Investor pursuant to the terms of the LLLP Agreement), any Harris Investor. As to any particular Harris Registrable Shares that are Class A Shares, such Class A Shares shall cease to be Harris Registrable Shares for purposes of this Agreement when such Class A Shares have been sold pursuant to an offering registered under the Securities Act or sold in compliance with Rule 144.

“Holdback Period” has the meaning set forth in Section 5.

“Ladder Investors” means, collectively, the AIMCo Investors, the GI Investors, the Harris Investors, the Meridian Investors, the Other Investors and the TowerBrook Investors.

“Long-Form Registration” has the meaning set forth in Section 3(a)(i).

“Meridian Investors” means, collectively, Meridian LCF and any Affiliate of Meridian LCF to the extent any such Affiliate becomes the owner after the date hereof of any Class A Shares and/or LP Units and becomes a party to this Agreement as a “Meridian Investor” pursuant to Section 12(j) hereof.

“Meridian Majority Holders” means, as of any time, the Meridian Investor(s) that are deemed to hold a majority of the number of RRA Deemed Shares that are then deemed held by all of the Meridian Investors at such time.

“Meridian Registrable Shares” means all Class A Shares owned by, or issuable to (including, without limitation, Class A Shares that are issuable by means of an exchange of LP Units and Class B Shares by a Meridian Investor pursuant to the terms of the LLLP Agreement), any Meridian Investor. As to any particular Meridian Registrable Shares that are Class A Shares, such Class A Shares shall cease to be Meridian Registrable Shares for purposes of this Agreement when such Class A Shares have been sold pursuant to an offering registered under the Securities Act or sold in compliance with Rule 144.

“Other Investors” means (i) Mazzei, Mazzei Trust, OMERS Entity and each Other BC Investor, (ii) each Exchangeable Limited Partner that after the date hereof executes and delivers to the Company a joinder to this Agreement in accordance with the terms of Section [16] of the Merger Agreement pursuant to which such Exchangeable Limited Partner agrees to be an “Other Investor” for purposes of this Agreement and (iii) any other Person who hereafter becomes an “Other Investor” for purposes of this Agreement by executing and delivering a joinder to this Agreement as an “Other Investor” pursuant to Section 12(j) hereof.

“Other Majority Holders” means, as of any time, the Other Investor(s) which are deemed to hold a majority of the number of RRA Deemed Shares that are then deemed held by all of the Other Investors at such time.

“Other Investors Registrable Shares” means all fully vested Class A Shares owned by, or issuable to (including, without limitation, Class A Shares that are issuable by means of an exchange of LP Units and Class B Shares by an Other Investor pursuant to the terms of the LLLP Agreement), any Other Investor. As to any particular Other Investors Registrable Shares that are Class A Shares, such Class A Shares shall cease to be Other Investors Registrable Shares for purposes of this Agreement when such Class A Shares have been sold pursuant to an offering registered under the Securities Act or sold in compliance with Rule 144.

“Partner Distribution” has the meaning set forth in Section 6(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Piggyback Registration” has the meaning set forth in Section 4(a).

“Public Offering” means an underwritten public offering and sale of Class A Shares after the IPO Date pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

“Registrable Shares” means, collectively, the AIMCo Registrable Shares, the GI Registrable Shares, the Harris Registrable Shares, the Meridian Registrable Shares, the Other Investors Registrable Shares and the TowerBrook Registrable Shares.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing and distributing expenses, messenger and delivery expenses, fees and expenses of custodians, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the automated quotation system of the NASDAQ, and fees and disbursements of counsel for the Company and the underwriters and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company.

“RRA Deemed Shares” means, as of any date, (i) the Class A Shares owned by Ladder Investors as of such date and (ii) the Class A Shares that would be issued upon the exchange by Ladder Investors of all LP Units and Class B Shares owned by Ladder Investors as of such date.

“RRA Requisite Investors” means, as of any time, all of (i) Ladder Investors that are deemed to hold a majority of the number of RRA Deemed Shares that are then deemed held by all of the Ladder Investors at such time, (ii) the TowerBrook Majority Holders; provided that this clause (ii) shall only continue to be applicable for so long as the TowerBrook Investors collectively continue to be deemed to hold at least 5% of the number of RRA Deemed Shares deemed held by all of the Ladder Investors at such time, (iii) the GI Majority Holders; provided that this clause (iii) shall only continue to be applicable for so long as the GI Investors collectively continue to be deemed to hold at least 5% of the number of RRA Deemed Shares deemed held by all of the Ladder Investors at such time and (iv) if Brian Harris is employed by Holdings or any Subsidiary of Holdings as a Chief Executive Officer as of such time, then the Harris Majority Holders.

“Rule 144” means Rule 144 under the Securities Act (or any similar rule then in force).

“SEC” means the U.S. Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Date” means the first to occur of (i) the date 180 days after the IPO Date and (ii) the date on which the Company is eligible to file a Shelf Registration Statement with respect to the Registrable Shares.

“Shelf Registration Statement” shall mean a registration statement of the Company filed with the SEC on Form S-3 (or any similar form) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule then in force) covering the Registrable Shares, as applicable.

“Short-Form Registration” has the meaning set forth in Section 3(a)(i).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation or a limited liability company with voting securities, a majority of the total voting power of shares of stock (or units) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company without voting securities, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes of this Agreement, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.

“Take-Down Notice” has the meaning set forth in Section 3(c).

“TowerBrook Investors” means, collectively, TowerBrook Holdings, TowerBrook AIV, and any other private equity fund or investment vehicle advised, managed by or controlled by TowerBrook Capital Partners L.P. or one of its Affiliates that becomes the owner after the date hereof of any Class A Shares and/or LP Units and becomes a party to this Agreement as a “TowerBrook Investor” pursuant to Section 12(j) hereof.

“TowerBrook Majority Holders” means, as of any time, the TowerBrook Investor(s) that are deemed to hold a majority of the number of RRA Deemed Shares that are then deemed held by all of the TowerBrook Investors at such time.

“TowerBrook Registrable Shares” means all Class A Shares owned by, or issuable to (including, without limitation, Class A Shares that are issuable by means of an exchange of LP Units and Class B Shares by a TowerBrook Investor pursuant to the terms of the LLLP Agreement), any TowerBrook Investor. As to any particular TowerBrook Registrable Shares that are Class A Shares, such Class A Shares shall cease to be TowerBrook Registrable Shares for purposes of this Agreement when such Class A Shares have been sold pursuant to an offering registered under the Securities Act or sold in compliance with Rule 144.

“Underwritten Shelf Offering” has the meaning set forth in Section 3(c).

“WKSI” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

2. Required Shelf Registration Statement. On, or as soon as reasonably practical after, the Shelf Registration Date, the Company shall file with the SEC a Shelf Registration Statement (which may be an Automatic Shelf Registration Statement) with the SEC covering the resale of the Registrable Shares, which Shelf Registration Statement shall include a plan of distribution that provides the holders of Registrable Shares with a reasonably appropriate opportunity to sell Registrable Shares pursuant to such Shelf Registration Statement; provided that, notwithstanding the foregoing, with respect to any particular Ladder Investor, (i) such Ladder Investor’s Registrable Shares shall only be included in such Shelf Registration Statement to the extent such Ladder Investor provides the Company with any and all factual or other information regarding such Ladder Investor and its Affiliates as may be reasonably requested by the Company for inclusion in such Shelf Registration Statement and (ii) except as provided in Section 6(c), the Company will have no obligation to amend such Shelf Registration Statement after it is effective as a result of any action (including any transfer of Registrable Shares) that may thereafter by taken by such Ladder Investor (but the Company may elect, in the Company’s reasonable discretion, to make such an amendment at the written request of a holder of Registrable Shares, if such holder agrees to pay the Company’s out-of-pocket expenses in connection with such amendment). After the IPO Date, the Company shall commence the preparation of such a Shelf Registration Statement so that the Company will be in a position to file such Shelf Registration Statement on, or promptly after, the Shelf Registration Date. After the filing by the Company of such a Shelf Registration Statement, the Company shall use its commercially reasonable efforts to have such Shelf Registration Statement declared effective by the SEC as soon as reasonably practical. Once such initial Shelf Registration Statement is declared effective by the SEC, the Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement effective (or if necessary to file a new Shelf Registration Statement with the SEC in a similar manner as described in the immediately preceding sentence), until the first to occur of (i) the date five years after the effectiveness of the initial Shelf Registration Statement or (ii) the date on which the remaining Registrable Shares represent less than 5% of the issued and outstanding Class A Shares, on a fully diluted basis; provided that nothing set forth herein shall require the Company to file or to keep effective a Shelf Registration Statement at any time during which the Company is ineligible to do so.

3. Demand Registrations.

(a) Requests for Registration. At any time after the date that is 180 days after the IPO Date:

(i) the TowerBrook Majority Holders may request registration under the Securities Act of all or any portion of the TowerBrook Registrable Shares on Form S-1 or any similar long-form registration (a “Long-Form Registration”) or on Form S-3 or any similar short-form registration (including pursuant to Rule 415 promulgated under the Securities Act), if such a short form is available (a “Short-Form Registration”);

(ii) the GI Majority Holders may request registration under the Securities Act of all or any portion of the GI Registrable Shares pursuant to a Long-Form Registration or Short-Form Registrations;

(iii) the AIMCo Majority Holders may request registration under the Securities Act of all or any portion of the AIMCo Registrable Shares pursuant to a Long-Form Registration or Short-Form Registrations;

(iv) the Harris Majority Holders may request registration under the Securities Act of all or any portion of the Harris Registrable Shares pursuant to a Long-Form Registration or Short-Form Registrations;

(v) the Meridian Majority Holders may request registration under the Securities Act of all or any portion of the Meridian Registrable Shares pursuant to a Long-Form Registration or Short-Form Registrations; and

(vi) the Other Majority Holders may request a registration under the Securities Act of all or any portion of the Other Registrable Shares pursuant to a Short-Form Registration.

All registrations requested pursuant to this Section 3(a) are referred to herein as “Demand Registrations”. Each request for a Demand Registration (a “Demand Request”) shall specify the approximate number of Registrable Shares requested to be registered, the anticipated method or methods of distribution and the anticipated per share price range for such offering. Within ten days after receipt of any such Demand Request, the Company shall give written notice of such requested registration (which shall specify the intended method of disposition of such Registrable Shares) to all other holders of Registrable Shares (a “Company Notice”) and the Company shall include (subject to the provisions of this Agreement) in such registration, all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 20 days after the delivery of such Company Notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(b) Demand Registrations. The holders of (i) TowerBrook Registrable Shares shall be entitled to one Long-Form Registration and unlimited Short-Form Registrations, (ii) GI Registrable Shares shall be entitled to one Long-Form Registration and unlimited Short-Form Registrations, (iii) AIMCo Registrable Shares shall be entitled to one Long-Form Registration and unlimited Short-Form Registrations, (iv) Harris Registrable Shares shall be entitled to one Long-Form Registration and unlimited Short-Form Registrations, (v) Meridian Registrable Shares shall be entitled to one Long-Form Registration and unlimited Short-Form Registrations and (vi) Other Investors Registrable Shares shall be entitled to unlimited Short-Form Registrations; provided that, notwithstanding the foregoing, (A) the aggregate offering value of the Registrable Shares requested to be registered in any Short-Form Registration pursuant to the foregoing must equal at least $10,000,000 and (B) a Short-Form Registration may not be requested pursuant to this Agreement with respect to any Registrable Shares for which a Shelf Registration Statement is then effective. The Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective. A registration will not count as one of the permitted Demand Registrations for purposes of the first sentence of this Section 3(b) unless and until it has become effective and no Demand Registration will count as a Demand Registration for purposes of the first sentence of this Section 3(b) unless applicable holders of such Registrable Shares sell at least 75% of the Registrable Shares requested to be included by them in such Demand Registration.

(c) Shelf Registrations. At any time that a Shelf Registration is effective, if any holder or group of holders described in Section 3(a) of Registrable Shares delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering or distribution of all or part of its Registrable Shares included by it on the Shelf Registration (an “Underwritten Shelf Offering”) and stating the number of the Registrable Shares to be included in the Underwritten Shelf Offering, then the Company shall amend or supplement the Shelf Registration as may be necessary in order to enable such Registrable Shares to be distributed pursuant to the Underwritten Shelf Offering (taking into account the inclusion of Registrable Shares by any other holders thereof pursuant to this Section 3(c)). In connection with any Underwritten Shelf Offering, the Company shall, promptly after receipt of a Take-Down Notice, deliver such notice to all other holders of Registrable Shares included on such Shelf Registration and, subject to Section 2(d) permit each holder to include its Registrable Shares included on the Shelf Registration and permit each holder to include its Registrable Shares included on the Shelf Registration in the Underwritten Shelf Offering if such holder notifies the proposing holders and the Company within three business days after delivery of the Take-Down Notice to such holder.

(d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and, if permitted hereunder, other securities requested to be included in such offering (including an Underwritten Shelf Offering) exceeds the number of Registrable Shares and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to holder(s) of a majority of the number of Registrable Shares initiating such Demand Registration pursuant to Section 2(a) and without adversely affecting the marketability of the offering, then the Company shall include in such Demand Registration (i) first, the number of Registrable Shares requested to be included in such Demand Registration (by holders initiating such Demand Registration as well as other holders who are permitted under this Agreement to request the inclusion of Registrable Shares in such Demand Registration), pro rata among the holders of such Registrable Shares according to the number of Registrable Shares requested by them to be so included and (ii) second, any other Class A Shares requested to be included in such registration, in such manner as the Company may determine.

(e) Restrictions on Demand Registrations.

(i) The Company shall not be obligated to file any registration statement with respect to any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Shares were given piggyback rights pursuant to Section 4 and in which there were included not less than 50% of the number of Registrable Shares requested to be included.

(ii) The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company determines that such Demand Registration or the disclosure required in connection therewith would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets

(other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event the holders of Registrable Shares initiating such Demand Registration pursuant to Section 3(a) shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such requested registration. The Company may use the provisions of this clause (ii) to delay a Demand Registration only once during any twelve-month period with respect to each of the TowerBrook Majority Holders, the GI Majority Holders, the AIMCo Majority Holders, the Harris Majority Holders, the Meridian Majority Holders and the Other Majority Holders.

(f) Selection of Underwriters. In the case of any Demand Registration, the holders of a majority of the number of Registrable Shares initially requesting such Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering (which investment banker(s) and manager(s) will be nationally recognized).

4. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its Class A Shares under the Securities Act for its own account or for the account of any holder of Class A Shares (other than (i) pursuant to a Demand Registration, in which case the ability of a holder of Registrable Shares to participate in such Demand Registration shall be governed by Section 2, including, without limitation, Section 3(c), (ii) pursuant to a registration statement on Form S-8 or S-4 or any similar or successor form, (iii) in connection with a registration the primary purpose of which is to register debt securities (i.e., in connection with a so-called “equity kicker”), (iv) in connection with a Shelf Registration Statement pursuant to Section 2 hereof or (v) in connection with the issuance by the Company of Class A Shares in the Ladder IPO (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s))) (a “Piggyback Registration”), the Company shall give prompt written notice to all applicable holders of Registrable Shares of its intention to effect such a registration and of such holders’ rights under this Section 4(a). Upon the written request of any holder of Registrable Shares receiving such notice (which request must specify the Registrable Shares intended to be disposed of by such holder and the intended method of disposition thereof), the Company shall include in such registration (subject to the provisions of this Agreement) all Registrable Shares requested to be registered pursuant to this Section 4(a), subject to Sections 4(b) and 4(c) below, with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(b) Priority on Primary Registrations. If a Piggyback Registration is in part an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of Class A Shares requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company and without adversely affecting the marketability of the offering, then the Company shall include in such Piggyback Registration (i) first, the Class A Shares the Company proposes to sell, (ii) second, the number of Registrable Shares requested to be included in such Piggyback Registration, pro rata among the holders of such Registrable Shares according to the number of Registrable Shares requested by them to be so included and (iii) third, any other Class A Shares requested to be included in such registration, in such manner as the Company may determine.

(c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Class A Shares (it being understood that Demand Registrations on behalf of holders of Registrable Shares are addressed in Section 3 rather than in this Section 4(c)), and the managing underwriters advise the Company in writing that in their opinion the number of Class A Shares requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration and without adversely affecting the marketability of the offering, then the Company shall include in such Piggyback Registration (i) first, the number of Registrable Shares requested to be included in such Piggyback Registration, pro rata among the holders of such Registrable Shares according to the number of Registrable Shares requested by them to be so included and (ii) second, any other Class A Shares requested to be included in such registration, in such manner as the Company may determine.

(d) Selection of Underwriters. In the case of any Piggyback Registration, the Company shall have the right to select the investment banker(s) and manager(s) to administer the offering (which investment banker(s) and manager(s) will be nationally recognized).

(e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Shares pursuant to Section 2, Section 3 or pursuant to this Section 4, and if such previous registration has not been withdrawn or abandoned, then all the parties hereto agree that the Company shall not be required to effect any other registration of any of its equity or similar securities or securities convertible or exchangeable into or exercisable for its equity or similar securities under the Securities Act (except in connection with a Demand Registration), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

5. Holdback Agreements. No holder of Registrable Shares shall sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale (including sales pursuant to Rule 144) of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any such equity securities, during the seven days prior to (except in the case of an Underwritten Shelf Offering, in which case, during the three business days prior to) and the 90-day period beginning on the effective date of the final prospectus for any underwritten offering of Registrable Shares with an aggregate offering value of Registrable Shares of at least $10,000,000 (the “Holdback Period”), except as part of such underwritten offering, unless the underwriters managing the underwritten offering agree in writing (in which case all holders of Registrable Shares shall be released from the Holdback Period on a pro rata basis based upon the number of Registrable Shares held by such holder), and each holder of Registrable Shares agrees to promptly execute and deliver any reasonable agreement (including a lock-up agreement) which is consistent with the provisions of this Section 5 and which may be requested and/or required by the underwriters managing such underwritten offering of Registrable Shares. The Company may impose stop-transfer instructions with respect to the equity securities subject to the foregoing restriction until the end of any applicable Holdback Period.

6. Registration Procedures. Whenever any Registrable Shares are to be registered pursuant to this Agreement, the Company shall use all reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as practicable:

(a) prepare and file with the SEC an applicable registration statement with respect to such Registrable Shares and use all reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected pursuant to Section 6(b) copies of all such documents proposed to be filed, which documents will be subject to the prompt review and reasonable comment of such counsel), and upon filing such documents, promptly notify in writing such counsel of the receipt by the Company of any written comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any written request by the SEC for the amending or supplementing thereof or for additional information with respect thereto;

(b) notify each holder of Registrable Shares of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 60 days (180 days in the case of a registration statement on Form S-3, or in the case of a Shelf Registration in effect pursuant to Section 2 until the first to occur of (i) the date five years after effectiveness of the initial Shelf Registration Statement or (ii) the date on which the remaining Registrable Shares represent less than 5% of the issued and outstanding Class A Shares, on a fully diluted basis; provided that nothing set forth herein shall require the Company to file or to keep effective a Shelf Registration Statement at any time during which the Company is ineligible to do so) or, if such registration statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Shares by any underwriter or dealer or such shorter period as will terminate when all the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to applicable law;

(c) include in any Shelf Registration such language and materials (including, without limitation, on the applicable prospectus cover sheet, the principal stockholders’ chart and the plan of distribution) as may be reasonably requested by a holder of Registrable Shares to allow for a distribution to, and resale by, the direct and indirect Affiliates, partners, members or stockholders of a holder of Registrable Shares (a “Partner Distribution”) and, at the reasonable request of any holder of Registrable Shares seeking to effect a Partner Distribution, file any supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial registration, or revise such language if deemed reasonably necessary by such holder to effect such Partner Distribution;

(d) furnish to each seller of Registrable Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including, without limitation, each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller;

(e) use all reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any jurisdiction where it is not so subject or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any jurisdiction where it is not so subject);

(f) promptly notify each seller of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that or upon the discovery of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such seller, as soon as reasonably practicable, file and furnish to all sellers a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

(i) enter into such customary agreements (including, without limitation, underwriting agreements in customary form) and take all such other actions as the holders of a majority of the number of Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including, without limitation, effecting a split or a combination of stock or units); provided that no holder of Registrable Shares shall have any indemnification or contribution obligations inconsistent with Section 8 hereof;

(j) make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information and participate in due diligence sessions reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(l) use all reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, and, in the event of such issuance, immediately notify the holders of Registrable Shares included in such registration statement of the receipt by the Company of such notification and shall use all reasonable efforts promptly to obtain the withdrawal of such order;

(m) use all reasonable efforts to cause such Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Shares;

(n) take all reasonable actions to ensure that any Free Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(o) obtain one or more “cold comfort” letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the holders of a majority of the number of Registrable Shares being sold reasonably request;

(p) provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including, without limitation, the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(q) use all reasonable efforts to cause its officers to support the marketing of the Registrable Shares being sold (including, without limitation, participating in “road shows” as may be reasonably requested by the underwriters administering the offering and sale of such Registrable Shares) to the extent reasonably possible, taking into account such officers’ responsibility to manage the Company’s business;

(r) in connection with any Demand Registration initiated by the TowerBrook Majority Holders, if requested by the TowerBrook Majority Holders, use its reasonable efforts to cause to be included in such registration statement Class A Shares having an aggregate value (based on the midpoint of the proposed offering range specified in the registration statement used to offer such securities) of up to $20,000,000 to be offered in a primary offering of the Company’s securities contemporaneously with such offering of Registrable Shares; and

(s) in connection with any Demand Registration initiated by the GI Majority Holders, if requested by the GI Majority Holders, use its reasonable efforts to cause to be included in such registration statement Class A Shares having an aggregate value (based on the midpoint of the proposed offering range specified in the registration statement used to offer such securities) of up to $20,000,000 to be offered in a primary offering of the Company’s securities contemporaneously with such offering of Registrable Shares.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in such holder’s sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to (i) require the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, require the deletion of the reference to such holder (provided that with respect to this clause (ii), if requested by the Company, such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company).

7. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all Registration Expenses, shall be borne by the Company. The Company’s obligation to bear all Registration Expenses shall not depend on whether or not any offering contemplated hereby is completed or whether any registration statement is declared effective.

(b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Shares included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the number of Registrable Shares initially requesting such registration.

8. Indemnification.

(a) By the Company. The Company shall, and shall cause each of its Subsidiaries to agree to, indemnify, to the fullest extent permitted by law, each holder of Registrable Shares, its officers, directors, members, employees, agents, stockholders and general and limited partners and each Person who controls such holder (within the meaning of the Securities Act and Exchange Act) against any and all losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, reports required and other documents filed under the Exchange Act, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, together with any documents incorporated therein by reference, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation and relating to action or inaction in connection with any such registration, disclosure document or other document and shall reimburse such holder, officer, director, member, employee, agent, stockholder, partner or controlling Person for any legal or other expenses, including, without limitation, any amounts paid in any settlement effected with the consent of the Company, which consent shall not be unreasonably withheld or delayed, incurred by such holder, officer, director, member, employee, agent, stockholder, partner or controlling Person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers, directors, agents and employees and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Shares.

(b) By the Holders. In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder shall furnish to the Company in writing such information about such holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) and the other holders of Registrable Shares against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder which authorizes its use in the applicable document; provided that the obligation to indemnify will be individual, not joint and several, for each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Shares pursuant to such registration statement.

(c) Claim Procedures. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent it may wish, with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld or delayed) and the indemnifying party shall not, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, a release from all liability in respect of such claim or litigation provided by the claimant or plaintiff to such indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay (i) the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim or (ii) any settlement made by any indemnified party without such indemnifying party’s consent (but such consent shall not be unreasonably withheld).

(d) Survival; Contribution. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, agent or employee and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such indemnified party (within the meaning of the Securities Act), and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

9. Participation in Underwritten Registrations. Notwithstanding anything contained herein to the contrary, no holder of Registrable Shares may participate in any registration hereunder which is underwritten unless such holder (a) agrees to sell such holder’s applicable Registrable Shares on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); provided that no holder of Registrable Shares shall be required to sell more than the number of Registrable Shares that such holder has requested the Company to include in any registration) and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements (including, without limitation, any applicable lock-up agreement); provided that no holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification or contribution obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 8.

10. Reports Under Exchange Act. With a view to making available to the holders of Registrable Shares the benefits of SEC Rule 144 and any other similar type rule or regulation of the SEC that may at any time permit a holder of Registrable Shares to sell Registrable Shares to the public without registration (but only to the extent SEC Rule 144 or any such other rule or regulation of the SEC is available to such holder of Registrable Shares with respect any such sale of Registrable Shares to the public) or pursuant to a registration on Form S-3, and for so long as the Class A Shares are publicly traded on a nationally recognized stock exchange, the Company shall:

(a) use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the Ladder IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Shares, so long as such holder of Registrable Shares owns any Registrable Shares, forthwith upon request (i) to the extent accurate, a written statement by the Company that the Company has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the Ladder IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that the Company qualifies as a registrant whose Class A Shares may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any such holder of Registrable Shares of any rule or regulation of the SEC that permits the selling of any such Registrable Shares without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such Form S-3).

11. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing (which may be a writing in or attached to an email or other electronic transmission) and shall be deemed to have been given when delivered to the recipient if delivered personally, when sent to the recipient via a nationally recognized overnight courier, when sent to the recipient via facsimile, or sent to the recipient via email. Such notices, demands and other communications shall be sent to any holder of Registrable Shares at such holder’s last address, facsimile number or email address on the records of the Company, and to the Company at the address indicated below:

To the Company:

Ladder Capital Corp

345 Park Avenue, 8th Floor

New York, NY 10154

Attention:     General Counsel and Chief Financial Officer

Facsimile:     (212) 715-3199

With a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:     Brian Raftery, Esq.

Facsimile:     (212) 446-6460

or such other address, facsimile number, email address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

12. Miscellaneous.

(a) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(b) Amendments and Waivers. The provisions of this Agreement may be amended only upon the prior written consent of the Company, Holdings and the RRA Requisite Investors; and any amendment to which such written consent is obtained shall be binding upon the Company, Holdings and all Ladder Investors. No waiver of any provision of this Agreement shall be effective against any TowerBrook Investor unless such waiver is approved in writing by the TowerBrook Majority Holders, in which case, such waiver will be binding on all TowerBrook Investors. No waiver of any provision of this Agreement shall be effective against any GI Investor unless such waiver is approved in writing by the GI Majority Holders, in which case, such waiver will be binding on all GI Investors. No waiver of any provision of this Agreement shall be effective against any AIMCo Investor unless such waiver is approved in writing by the AIMCo Majority Holders, in which case, such waiver will be binding on all AIMCo Investors. No waiver of any provision of this Agreement shall be effective against any Meridian Investor unless such waiver is approved in writing by the Meridian Majority Holders, in which case, such waiver will be binding on all Meridian Investors. No waiver of any provision of this Agreement shall be effective against any Other Investor unless such waiver is approved in writing by the Other Majority Holders, in which case, such waiver will be binding on all Other Investors.

(c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed.

(d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(e) Counterparts; Facsimile or Email Signatures. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Facsimile or email counterpart signatures to this Agreement shall be acceptable and binding.

(f) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(h) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

(i) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(j) Transfer of Registrable Shares to an Affiliate. Prior to the transfer by any holder of Registrable Shares to an Affiliate of such holder (other than a transfer pursuant to which such securities cease to be Registrable Shares), such transferring holder may elect, in connection with such transfer, to cause the Affiliate of such Holder that will be the transferee to execute and deliver to the Company and Holdings, a joinder to this Agreement substantially in the form of Exhibit A hereto pursuant to which such transferee agrees to become a party to, and be bound by, this Agreement to the same extent as the Person transferring such Registrable Shares with respect to the Registrable Shares so transferred.

*    *    *    *    *

EXHIBIT A

FORM OF JOINDER TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS JOINDER (this “Joinder”) to the Amended and Restated Registration Rights Agreement dated as of                  , 2014 by and among Ladder Capital Corp, a Delaware corporation (the “Company”), Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (“Holdings”), and certain equityholders of the Company and/or Holdings (the “Agreement”), is made and entered into as of                      by and between the Company and                      (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired [             LP Units and the corresponding number of Class B Shares] / [             Class A Shares] from             .

[WHEREAS, as a result of the Merger, Holder is the owner of [        ] LP Units and the corresponding number of Class B Shares, and Additional Signatory is executing and delivering this Joinder pursuant to Section [16] of the Merger Agreement.]

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. Holder hereby (i) acknowledges that Holder has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, Holder shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto as a [AIMCo Investor / GI Investor / Harris Investor / Meridian Investor / Other Investor / TowerBrook Investor].

2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company, Holdings and their respective successors and assigns and Holder.

3. Notices. For purposes of Section 11 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]

[Address]

4. Counterparts; Facsimile Signatures. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

5. Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.

6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Amended and Restated Registration Rights Agreement as of the date set forth in the introductory paragraph hereof.

LADDER CAPITAL CORP

By:
Name:
Title:

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:
Name:
Title:

[HOLDER]

By:
Name:
Title: